Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated December 19, 2006, relating to the financial statements and financial statement schedule of Switch & Data Facilities Company, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 6, 2007